                                                         Exhibit 5 (Form N-4)
                                                         Exhibit 4(g)(Form S-1)

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                                                  Application For Variable Annuity
ANNUITIES
[LOGO OF                                                                           John Hancock Funds, Inc.
JOHN HANCOCK      Contract Number _____________  John Hancock Servicing Office, P.O. Box 9116, Boston, MA 02205-9116
APPEARS HERE] ---------------------------------------------------------------------------------------------------------------
                    Participant

        __________________________________       __________/_____/_________      ____/____/____       [_]Male
        Name                                     Social Security No./Tax ID       Date of Birth       [_]Female

        _______________________________________________________________________________________
        Street                                   City                       State      Zip Code

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        Joint Participant (spouse only)

        __________________________________       __________/_____/_________      ____/____/____       [_]Male
        Name                                     Social Security No./Tax ID       Date of Birth       [_]Female

        _______________________________________________________________________________________
        Street                                   City                       State      Zip Code

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        Annuitant (if other than Participant)

        __________________________________       __________/_____/_________      ____/____/____       [_]Male
        Name                                     Social Security No./Tax ID       Date of Birth       [_]Female

        _______________________________________________________________________________________
        Street                                   City                       State      Zip Code
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        Beneficiary                       Relationship           Provisional Date of Maturity:
                                                                  Guarantee Period ending prior to the Annuitant's
                                                                  [_] 85th Birthday (Non-Qualified)
                                                                  [_] 70th Birthday (Qualified)     [_] Other age________
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        Fund Selection          Initial Investment $__________________          Percentages Must be Whole and Total 100%
   ++++
   +    ____% International VA Fund                               ____% Emerging Equities VA Fund
   +    ____% Diversified Core Equity VA Fund                     ____% Discovery VA Fund
   +    ____% Sovereign Investors VA Fund                         ____% 500 Index VA Fund
   +    ____% Sovereign Bond VA Fund                              ____% Strategic Income VA Fund
   +    ____% Global Income VA Fund                               ____% Money Market VA Fund
   +
   +    MVA (by Initial Guarantee Period*)
   +    ____% 1 Year          ____% 2 Years            ____% 3 Years           ____% 4 Years            ___% 5 Years
   +    ____% 6 Years         ____% 7 Years            ____% 8 Years           ____% 9 Years            ___% 10 Years
   ++++ *all guarantee periods subject to availability
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        Telephone Transfer Option               [_] Yes                   [_]No
        I/we direct the Company to act upon telephone instructions from the owner (a trustee, if the owner is a trust;
        or an authorized business official, if the owner is a business entity) to change future payment allocations and/or transfer existing funds among the investment options subject to the provisions of the annuity.
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        Tax Qualified Plans

        [_] IRA                  [_] Direct Transfer             [_] Rollover         [_] Other________________________
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       Suitability
       [_] I have completed a Client Profile Form and am satisfied that the annuity is suitable as applied for.
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       Special Requests                                               Riders
                                                                      [_] Accidental Death Benefit
                                                                      [_] One Year Stepped Up-Death Benefit
                                                                      [_] Waiver of Conditional Deferred Surrender Loads
                                                                      due to Nursing Home Confinement
                                                                      [_]Other___________________________________________
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

       Form 156-JHF1-96

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Additional Premium Payments
        Request for Premium Notices:              Amount $__________________
        [_] Annual      [_] Semi-Annual     [_] Quarterly    [_] Other__________
- - -   Direct Premium Payment Programs
Please  [_] I/we authorize John Hancock to begin making automatic monthly staple  withdrawals from my/our account at the financial institution indicated.
your    I/we understand that this authorization does not affect the terms of voided  my/our annuity. (Special tax rules apply to IRA contributions.) Monthly
check   Amount $___________________
here
- - -   ____________________________________     _______________________________
        Financial Institution                      Account Number

[_] I would like to have my annuity premium payment deducted automatically from my payroll check. Please send me a payroll deduction authorization form.

[_] I would like to have my annuity premium payment deducted automatically from my Social Security or Federal Government check. Please submit the Government Standard Form 1199A to authorize automatic payment into your John Hancock annuity. Complete Sections A, B, C, and F of the 1199A, and sign. John Hancock will contact the appropriate government agency on your behalf. For information about obtaining a Form 1199A, call 1-800-225-5291.
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Replacement Information

Will the Annuity applied for replace or change any existing annuity or life
insurance?     [_] Yes    [_] No
If yes, Issuer___________________________  Contract Type________________________
Contract Number_________________________________________________________________

[_] 1035 Exchange (please submit cost basis information)

Have you purchased another John Hancock annuity during the previous 12 months?
                           [_] Yes    [_] No

[_] RECEIPT OF A PROSPECTUS IS HEREBY ACKNOWLEDGED. If not checked, a prospectus will be mailed to you.

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Your Signature(s) and Taxpayer Identification Number Certification

I/we represent: (1) that the number shown on this form is my/our correct taxpayer identification number, and (2) that I/we are not subject to 31% backup withholding, either because I/we are exempt from backup withholding, the Internal Revenue Service has notified me/us that I/we are subject to backup withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me/us that I/we are no long subject to backup withholding. (If you are currently subject to backup withholding due to a Internal Revenue Service notice, strike out clause #2 above.)

I/we acknowledge that I/we have read and completed, as appropriate, all items contained on this application. I/we understand values and annuity payments which are based upon investment experience of a seperate account are variable and not guaranteed as to dollar amount. I/we also acknowledge that the annuity will be subject to the telephone exchange and loan priviledges described in the Series Trust's current prospectus (unless indicated otherwise) and agree that the Series Trust will not be liable for any loss in acting on any written or telephone instructions that are reasonably believed to be authentic. I/we further represent that my/our investment objective are the same as those stated in the current prospectus which I/we have received, read and understood. If this annuity is for a corporation, business organization or trust, I/we represent that the individuals signing below have the proper authority to enter into this contract.

Amounts payable under this certificate may be subject to a Market Value Adjustment.




______________________________   ______________   __________________   _______
Owner Signature                  Joint Owner       Additional Joint      Date
                                  Signature         Owner Signature

[_] Check here if you wish a Statement of Additional Information
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Registered Representative Information

Is the annuity applied for intended to replace or change any existing annuity or
life insurance?      [_] Yes     [_] No

_______________________________________    _____________________________________
Registered Representative (R.R.) Name      Firm Name

_______________________________________    _____________________________________
Branch or Agency Number      R.R. Number   Branch or Agency Address

_______________________________________    _____________________________________
Registered Representative Signature        City            State             ZIP

_______________________________________    _____________________________________
Registered Representative Phone            Branch or Agency Phone     Extension